                                 PLEDGE AGREEMENT
                                         OF
                                 ROBERT PRAEGITZER


     THIS PLEDGE AGREEMENT entered into as of June 11, 1999 by and between ROBERT PRAEGITZER ("Pledgor") and KEYBANK NATIONAL ASSOCIATION, as agent for the Lenders under the Credit Agreement (as defined below) is as follows:

SECTION 1.  RECITALS.

     (A) Pledgor is a shareholder of the Borrower and is entering into this Agreement to induce Lenders to advance additional credit to the Borrower.

     (B) Lenders are willing to advance additional credit to the Borrower provided Pledgor executes and delivers this Pledge Agreement for the benefit of Lenders.

SECTION 2.  DEFINITIONS.

     All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement, and the following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of April 8, 1999, as amended by that certain First Amendment to Amended and Restated Credit Agreement of even date herewith and as said agreement may be amended or restated from time to time hereafter.

     "LIABILITIES" means (i) the principal amount of all Obligations in excess of the credit that Lenders would have been obligated to advance under that certain Amended and Restated Credit Agreement dated as of April 8, 1999 as such agreement existed before the date hereof ("Principal"), (ii) all interest payable under the Credit Agreement with respect to the Principal, and (iii) all of Pledgor's obligations hereunder. For purposes of determining the amount of Principal outstanding at any time after the occurrence of an Event of Default, all reductions to the Obligations shall be deemed to be applied first to those Obligations which are not Principal and last to the Principal.

                                                                        PAGE 1
                                                                EXECUTION COPY

    "PLEDGED COLLATERAL" means all of Pledgor's property and interests in property described in Section 3(A) below.

    "PLEDGED SHARES" means 759,000 shares of the Borrower's issued and outstanding common stock evidenced by a certificate for 2,656,500 shares bearing CUSIP No. 739422103.

SECTION 3.    PLEDGE; DELIVERY.

       (A) To secure the full and prompt performance of all of the Liabilities, Pledgor hereby pledges to Administrative Lender and grants to Administrative Lender, for the benefit of and on behalf of the Lenders, a security interest in (i) the Pledged Shares, (ii) the certificate(s) representing the Pledged Shares, (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Pledged Shares and (iv) all proceeds thereof.

       (B) Contemporaneously herewith, Pledgor has delivered to McDonald Investments, Inc. as agent for the Administrative Lender all of the certificates representing the Pledged Shares, together with separate stock transfer forms duly endorsed, in blank, for the transfer of the Pledged Shares. If at any time Pledgor obtains possession of any other certificate, document or other evidence representing any of the Pledged Collateral, Pledgor will immediately deliver such certificate, document or other evidence to Administrative Lender or agent designated by Administrative Lender. During such time as any such certificate, document or other evidence representing any of the Pledged Collateral is in Pledgor's possession or control, Pledgor shall hold or control such certificate, document or other evidence in trust for Administrative Lender's benefit. All certificates, documents or other evidence delivered to Administrative Lender or its agent shall be accompanied by separate stock powers duly endorsed, in blank, for transfer.

       (C) At any time after the occurrence of an Event of Default, Administrative Lender, at its option and without any obligation to do so, may transfer to or register in its name, or the name of any nominee, all or any part of the Pledged Collateral.

       (D) Upon the final, irrevocable payment of the Liabilities, Administrative Lender shall return all Pledged Collateral to Pledgor, less such amounts as needed to pay the Liabilities in accordance with the terms of this Agreement.

SECTION 4.    REPRESENTATIONS AND WARRANTIES.

       Pledgor hereby represents and warrants to Administrative Lender as follows:

                                                                        PAGE 2
                                                                EXECUTION COPY

          (i) there is no stamp duty, tax, levy, impost, deduction, charge, withholding or similar duty, tax or fee imposed on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder or in connection herewith;

          (ii) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document be filed or recorded with any governmental, administrative or judicial authority or regulatory body;

          (iii) the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof (e.g., the Pledged Shares do not oblige the owner thereof to make any further payments in respect thereof);

          (iv) there are no restrictions upon the transfer of any of the Pledged Shares, and Pledgor has the unqualified right to transfer the Pledged Shares without obtaining the consent of any Person, except for restrictions imposed by applicable securities laws;

          (v)     the Pledged Shares are registered in Pledgor's name;

          (vi) Pledgor is the sole legal and beneficial owner of the entire right, title and interest in and to the Pledged Collateral, free and clear of any Lien or contractual obligation, except for the security interests created by this Agreement, and Pledgor will defend Administrative Lender's rights and title to the Pledged Collateral against the claims of all Persons;

          (vii) the pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares securing payment and performance of the Liabilities; and

          (viii) no authorization, approval or other action by, and no notice to or filing with any governmental, administrative or judicial authority or regulatory body is required (a) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement, (b) for the execution, delivery or performance of this Agreement by Pledgor, or (c) for the exercise by Administrative Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                                                                         PAGE 3
                                                                 EXECUTION COPY

Section 5. FURTHER ASSURANCES.

     Pledgor, at its expense and from time to time, will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Administrative Lender may request, in order to (i) continue, perfect and protect the security interest granted hereby, and (ii) to enable Administrative Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as Administrative Lender shall stipulate and shall contain such provisions as Administrative Lender reasonably considers necessary for the perfection or enforcement of the rights granted hereby.

Section 6. VOTING RIGHTS.

     (A) So long as no Event of Default is continuing:

          (i) Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of the Loan Documents;

          (ii) Pledgor may receive and retain any distributions paid in respect of the Pledged Collateral; provided, however, that all noncash distributions made in respect of, or in exchange for, any Pledged Collateral shall be delivered to Administrative Lender and held as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Administrative Lender, be segregated from Pledgor's other property, and be immediately delivered to Administrative Lender in the same form as so received (with any necessary endorsement).

     (B) During the continuance of an Event of Default:

          (i) all of Pledgor's rights pursuant to Section 6(A) shall, at Administrative Lender's election, cease and shall thereupon become vested in Administrative Lender, or such nominee(s) of Administrative Lender as Administrative Lender shall direct, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such distributions; and

          (ii) all distributions received by Pledgor contrary to the provisions of Section 6(B)(i) shall be received in trust for the benefit of Lenders, shall be segregated from Pledgor's other property, and shall be immediately delivered to


                                                                         PAGE 4
                                                                 EXECUTION COPY

Administrative Lender, as Pledged Collateral, in the same form as so received (with any necessary endorsement).

SECTION 7. TRANSFERS AND OTHER LIENS.

     Pledgor will not (i) sell, transfer, or otherwise dispose of, or grant any option or rights to purchase with respect to, or permit any person to be registered as holder of, any of the Pledged Collateral or (ii) create or permit to exist any Lien upon any of the Pledged Collateral, except for the security interest created under this Agreement. Provided, however, that Pledgor may enter into agreements for the sale of the Pledged Collateral as part of the sale of a majority interest in Praegitzer Industries, Inc. Such agreements shall not impair the rights of Administrative Lender, and the Pledged Collateral shall not be released to Pledgor or any other party except upon full compliance with the terms of this Agreement.

SECTION 8.  ATTORNEY-IN-FACT.

     Pledgor hereby irrevocably appoints Administrative Lender, and each and every person to whom Administrative Lender shall from time to time delegates the exercise of this power of attorney, jointly and severally, to be his attorney and in his name and otherwise on his behalf after the occurrence of an Event of Default to sign, seal, execute, deliver, perfect and do all other acts which may be required (or which Administrative Lender considers necessary) to carry out any obligation imposed on Pledgor pursuant to this Agreement, to consummate any sale or other dealing by Administrative Lender of the Pledged Collateral, or to enable Administrative Lender to exercise the powers conferred on it pursuant to this Agreement or by law. Administrative Lender shall have full power to delegate the power conferred on it by this
Section 8, but no such delegation shall preclude the subsequent exercise of such power by Administrative Lender itself or preclude Administrative Lender from making a subsequent delegation thereof to some other person, and any such delegation may be revoked by Administrative Lender at any time.

SECTION 9.  ADMINISTRATIVE LENDER'S DUTIES.

     The powers conferred on Administrative Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon Administrative Lender to exercise any such powers. Administrative Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Administrative Lender accords its own property, it being understood that Administrative Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether


                                                                        PAGE 5
                                                                EXECUTION COPY

Administrative Lender has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 10.   REMEDIES UPON DEFAULT.

       (A)    If any Event of Default is continuing:

              (i) Administrative Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or in the Loan Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code, and Administrative Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of Administrative Lender's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as Administrative Lender may deem commercially reasonable. Administrative Lender is hereby authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Shares for their own account in compliance with Regulation D of the Securities Act of 1933 (or under any other applicable exemption available under applicable law). Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Lender is not obligated to make any sale of the Pledged Collateral, regardless of notice of sale having been given. Administrative Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

              (ii) any cash held by Administrative Lender as Pledged Collateral and all cash proceeds received by Administrative Lender in respect of any sale of, collection from, or other realization upon the Pledged Collateral may, in Administrative Lender's sole discretion, be held by Administrative Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Administrative Lender pursuant to Section 11(B)) against the Liabilities in such order as Administrative Lender shall elect. Any surplus of such cash or cash proceeds held by Administrative Lender and remaining after payment in full of the Liabilities shall be paid over to Pledgor or to any other Person lawfully entitled to receive such surplus.



                                                                        PAGE 6
                                                                EXECUTION COPY

          (B) Without precluding any other methods of sale, the sale of the Pledged Collateral, or any part thereof, shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks or finance companies disposing of similar property, but in any event, Administrative Lender may sell or otherwise dispose of the Pledged Collateral without assuming any credit risk and without any obligation to advertise.

          (C) Pledgor recognizes that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of the Pledged Collateral, and in the event of potential conflict between such laws or regulations and what in other circumstances might constitute commercial reasonableness, it is intended that consideration for such laws and regulations will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of the Pledged Collateral, compliance by Administrative Lender with the written advice of its counsel concerning the potential effect of any such law or regulation shall not be cause for Pledgor, or any other Person, to claim that such sale or other disposition was not commercially reasonable, it being the intent of Pledgor that Administrative Lender not be obligated to risk contravening any such law or regulation in order to effect what, but for such law or regulation, would be a commercially reasonable disposition.

          (D) By way of example, and not by way of limitation, with respect to any sale or other disposition of any of the Pledged Collateral
(i) such sale or disposition shall be commercially reasonable if made by and through a licensed broker/dealer acting under instructions to obtain in his judgment the best disposition price known to him in the market (however, this provision does not suggest that such disposition is either preferable or exclusive) and (ii) such sale or disposition shall be deemed to have been a public sale if, in connection with such sale or disposition, Administrative Lender obtains bids from at least two qualified purchasers.

          (E) To the extent permitted by applicable law, Pledgor hereby waives all rights now or hereafter conferred by statute or otherwise which may require Administrative Lender to give any notice (except the notice of sale provided for in Section 10(A)(i)), make any demand, or invoke any legal process with respect to the sale or other disposition of the Pledged Collateral or which may require Administrative Lender to sell or otherwise dispose of the Pledged Collateral in mitigation of Administrative Lender's damages, or which may otherwise limit or modify any of Administrative
Lender's remedies or rights under this Agreement.

          (F) Administrative Lender shall be under no duty to sell or otherwise realize upon the Pledged Collateral. At any time, Administrative Lender may release or surrender all or any part of the Pledged Collateral to Pledgor.



                                                                         PAGE 7
                                                                 EXECUTION COPY

SECTION 11.  INDEMNITY AND EXPENSES.

     (A) Pledgor shall indemnify and hold Administrative Lender harmless from and against all claims, damages, losses, liabilities and expenses arising out of or in connection with or resulting from this Agreement, but otherwise without limit and without regard to the cause(s) thereof or the negligence of any party, including, but not limited to, any negligent act or omission of Administrative Lender, unless and to the extent such claim, damage, loss, liability or expense was attributable to Administrative Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (B) Pledgor, upon demand, will pay to Administrative Lender the amount of any expenses, including the fees and expenses of Administrative Lender's attorneys (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, including, without limitation, any adversary proceeding, contested matter or motion, or otherwise), that Administrative Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Pledged Collateral,
(iii) the exercise or enforcement of any of Administrative Lender's rights in respect to enforcement of this Agreement, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 12.  SECURITY INTEREST ABSOLUTE.

     All rights of Administrative Lender, all security interests hereunder, and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any invalidity or unenforceability in whole or in part of any Loan Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document;

          (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations;

          (iv) any agreement by Administrative Lender to subordinate Borrower's payment of the Obligations to the payment by Borrower of any other obligations; or

                                                                        PAGE 8
                                                                EXECUTION COPY

          (v) any other circumstance which might otherwise constitute a defense available to, or discharge of, Pledgor or a third party pledgor.

Section 13.  MISCELLANEOUS.

     (A) No delay, failure or discontinuance of Administrative Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval of any kind by Administrative Lender of any breach of or default under this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

     (B) Any notice or other communication required or permitted hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and will be deemed to have been delivered (i) five days following deposit in the United States mails with proper first class postage prepaid, (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery:

     To Administrative Lender:  KeyBank National Association
                                Large Corporate Group
                                46th Floor
                                700 Fifth Avenue
                                Seattle, Washington 98104
                                Attn: Thomas A. Crandell, Vice President
                                Fax No.: (206) 684-6035

     To Pledgor:                Robert Praegitzer
                                c/o Greene & Markley, P.C.
                                The 1515 Building
                                1515 SW Fifth Avenue, Suite 600
                                Portland, OR 97201-5492
                                Attn: Charles R. Markley
                                Fax No.: (503) 224-8434

     (C) Time is of the essence of each and every provision of this Agreement.

                                                                        PAGE 9
                                                                EXECUTION COPY

     (D) This Agreement cannot be modified, amended or changed in any respect orally or by the conduct of the parties. Any amendment, modification or change may be made only by a writing signed by the party against whom enforcement is sought.

     (E) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (F) Each party will promptly execute and deliver to the other parties all instruments, agreements and documents, and take all further action, that may be reasonably necessary to enable a party to perform its obligations hereunder and to exercise and enforce its rights and remedies hereunder.

     (G) This Agreement represents the complete undertaking and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous discussions, negotiations or correspondence.


     (H) If legal action is required to enforce the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees and costs incurred therein, whether incurred at arbitration, trial, on appeal, in a bankruptcy proceeding, or otherwise.

     (I) This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

     (J) Until all the Obligations have been fully paid, in cash, and performed, Pledgor shall have no right of subrogation or any other right to participate in any security for any of the Obligations or other Liabilities.

     (K) This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties.

     (L)  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE
BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

                                                                        PAGE 10
                                                                 EXECUTION COPY

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                         PLEDGOR:

                                         /s/ Robert Praegitzer
                                         ---------------------------------------
                                         Robert Praegitzer


                                         ADMINISTRATIVE LENDER:

                                         KEYBANK NATIONAL ASSOCIATION

                                         By: [ILLEGIBLE]
                                            ------------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                                                         PAGE 11
                                                                  EXECUTION COPY